PROSPECTUS SUPPLEMENT Dated August 10, 2017 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908 (To Prospectus dated April 29, 2016)

1,000 Call Warrants Linked to the MDAX® (Total Return Index)

UBS AG $137,300 Call Warrants linked to the MDAX® (Total Return Index) due August 13, 2020

Investment Description

The call warrants (the “Warrants”) are cash-settled warrants issued by UBS whose return is linked to the performance of the MDAX® (Total Return Index) (the “index”). The Warrants are European-style call warrants, entitling you to receive a cash payment, if any, based on the amount by which the arithmetic average of the closing level of the index on each of the averaging dates (the “index ending level”) is greater than the closing level of the index on the trade date (the “index starting level”). The Warrants may be exercised only on the expiration date. The Warrants will be automatically exercised on the expiration date under the conditions described below and are not exercisable at the option of the holder. The Warrants will not be exercised and will expire worthless if the index ending level is equal to or less than the index starting level. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless. Any payment on the Warrants is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose all of your initial investment.

Key Terms
Issuer:	UBS AG, London Branch (“UBS”).
Term:	3 years.
Warrant Description:	Cash-settled European-style call warrants (the “Warrants”), linked to the performance of the MDAX® (Total Return Index).
Index:	MDAX® (Total Return Index).
Index Sponsor:	Deutsche Börse AG (referred to as the “MDAX® Index Sponsor” or the “index sponsor”).
Trade Date:	August 10, 2017
Settlement Date:	August 15, 2017
Averaging Dates:	August 4, 2020, August 5, 2020, August 6, 2020, August 7, 2020 and August 10, 2020, subject to postponement as described under “General Terms of the Warrants — Market Disruption Event” herein.
Expiration Date:	August 10, 2020, subject to postponement as described under “General Terms of the Warrants — Market Disruption Event” herein.
Cash Settlement Payment Date:	August 13, 2020, subject to postponement as described under “General Terms of the Warrants — Market Disruption Event” herein.
Premium/Initial Investment and Minimum Purchase:	$137.30 per Warrant, representing 13.73% of the notional amount per Warrant (references to “initial investment” in this prospectus supplement shall also refer to the “premium”), subject to a minimum purchase of 73 Warrants and increments of 1 thereafter.
Notional Amount:	$1,000.00 per Warrant.
Index Starting Level:	24,623.20, which is the closing level of the index on the trade date, as determined by the calculation agent.
Index Ending Level:	The arithmetic average of the closing level of the index on each of the averaging dates, as determined by the calculation agent.
Automatic Exercise:	The Warrants will be automatically exercised on the expiration date only if the index ending level is greater than the index starting level. You do not have the right to exercise your Warrants prior to the expiration date.
Payment upon Automatic Exercise:	If the Warrants are automatically exercised, you will receive, for each Warrant you own, the cash settlement amount on the cash settlement payment date.
Cash Settlement Amount:	For each Warrant, an amount equal to the greater of (i) the notional amount per Warrant multiplied by the index return and (ii) zero. The issuer will pay the cash settlement amount on the cash settlement payment date.
Index Return:	The quotient, expressed as a percentage, of (i) the index ending level minus the index starting level divided by (ii) the index starting level.
Index Ending Level – Index Starting Level
Index Starting Level

Options Approved Account:	In order to purchase the Warrants, you must have an options-approved account in which you are approved to purchase call options.
No Listing:	The Warrants will not be listed or displayed on any securities exchange or electronic communications network.
CUSIP / ISN:	90280X133 / US90280X1330

The index return must be greater than 13.73% for you to receive a positive return on your initial investment. If the index return is positive but less than 13.73%, the cash settlement amount will be less than the premium paid on the Warrants and you will lose part of your initial investment in the Warrants. If the index ending level is equal to or less than the index starting level, the Warrants will expire worthless and you will lose all of your initial investment in the Warrants. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless.

Any payment on the Warrants is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose all of your initial investment. See “Risk Factors” beginning on page S-13 for risks related to an investment in the Warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Warrants or passed upon the adequacy or accuracy of this prospectus supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Warrants are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

	Issue Price to Public	Underwriting Discount(1)	Proceeds to UBS AG
Per Warrant	$137.30	$6.50	$130.80
Total	$137,300.00	$6,500.00	$130,800.00

(1)       J.P. Morgan Securities LLC, which we refer to as JPMS LLC, and its affiliates will act as placement agents for the Warrants. The placement agents will forego fees for sales to fiduciary accounts. The total fees represent the amount that the placement agents receive from sales to accounts other than such fiduciary accounts. The placement agents will receive a fee that will not exceed $6.50 per $1,000 notional amount of Warrants.

J.P. Morgan	UBS Investment Bank

Placement Agent

Additional information about ubs and the warrants

UBS has filed a registration statement (including a prospectus and an index supplement) with the Securities and Exchange Commission (the “SEC”) for the offering for which this prospectus supplement relates. Before you invest, you should read the prospectus dated April 29, 2016 titled “Debt Securities and Warrants”, relating to our Warrants and the index supplement dated April 29, 2016, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Warrants, may be linked and any other documents related to the Warrants that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC Website at www.sec.gov. Our Central Index Key, or CIK, on the SEC Website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus dated April 29, 2016: http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm
♦	Index Supplement dated April 29, 2016: http://www.sec.gov/Archives/edgar/data/1114446/000119312516569883/d163530d424b2.htm

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Warrants in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Warrants prior to their issuance. In the event of any changes to the terms of the Warrants, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples of How the Warrants Perform Upon Expiration	S-9
Hypothetical Return Profile Upon Expiration of Your Warrants	S-12
Risk Factors	S-13
Risks Related to Liquidity and Secondary Market Issues	S-16
Risks Related to General Characteristics of the Index	S-17
Hedging Activities and Conflicts of Interest	S-18
Risks Related to Taxation Issues	S-20
Description of the Index	S-22
General Terms of the Warrants	S-30
Use of Proceeds and Hedging	S-35
Supplemental U.S. Tax Considerations	S-36
ERISA Considerations	S-41
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	S-42

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSETM 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcements of U.S. Laws Against UBS AG, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

Prospectus Supplement Summary

The following is a summary of some of the key features of the Warrants, as well as a discussion of factors you should consider before purchasing the Warrants. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not its consolidated subsidiaries. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated April 29, 2016. References to the “index supplement” mean the UBS index supplement dated April 29, 2016, of UBS.

What are the Warrants?

The call warrants (the “Warrants”) are warrants issued by UBS whose return is linked to the performance of the MDAX® (Total Return Index) (the “index”). For further information concerning the index, see “Description of the Index” herein.

The Warrants are European-style cash-settled call warrants, linked to the performance of the index, entitling you to receive a cash payment, if any, based on the amount by which the arithmetic average of the closing level of the index on each of the averaging dates (the “index ending level”) is greater than the closing level of the index on the trade date (the “index starting level”). The Warrants may be exercised only on the expiration date. The Warrants will be automatically exercised on the expiration date under the conditions described below and are not exercisable at the option of the holder. The Warrants will not be exercised and will expire worthless if the index ending level is equal to or less than the index starting level.

On the cash settlement payment date UBS will pay the cash settlement amount per Warrant that you hold, calculated as follows:

•	If the index ending level is greater than the index starting level, the Warrants will be automatically exercised and, for each Warrant, UBS will pay the cash settlement amount on the cash settlement payment date, calculated as follows:

Cash Settlement Amount = Notional Amount × Index Return

•	If the index ending level is equal to or less than the index starting level, the Warrants will not be exercised and will expire worthless on the expiration date.

As a result, you will lose all of your initial investment and will not receive any cash payment upon expiration.

The index return must be greater than 13.73% for you to receive a positive return on your initial investment. If the index return is positive but less than 13.73%, the cash settlement amount on the expiration date will not exceed the premium paid on the Warrants and you will lose part of your initial investment in the Warrants. If the index ending level is equal to or less than the index starting level, the Warrants will expire worthless and you will lose all of your initial investment in the Warrants. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless.

Any payment on the Warrants, including any repayment of your initial investment, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose all of your initial investment.

The “premium” or “initial investment” is $137.30 per Warrant representing 13.73% of the notional amount per Warrant.

The “notional amount” is $1,000.00 per Warrant.

The “index return” is the quotient, expressed as a percentage of (i) the index ending level minus the index starting level divided by (ii) the index starting level. Expressed as a formula:

Index Return =	Index Ending Level – Index Starting Level
Index Starting Level

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The “index starting level” is equal to 24,623.20, which is the closing level of the index on the trade date, as determined by the calculation agent.

The “index ending level” will be equal to the arithmetic average of the closing level of the index on each of the averaging dates, as determined by the calculation agent.

The “trade date” is August 10, 2017.

The “settlement date” is August 15, 2017.

The “averaging dates” will be August 4, 2020, August 5, 2020, August 6, 2020, August 7, 2020 and August 10, 2020, subject to postponement in the event of a market disruption event as described under “General Terms of the Warrants — Market Disruption Event” herein.

The “expiration date” will be August 10, 2020, or if such day is not a trading day, the next following trading day, subject to postponement in the event of a market disruption event as described under “General Terms of the Warrants — Market Disruption Event” herein.

The “cash settlement payment date” will be August 13, 2020 (which is on or around the third business day following the expiration date), or if such day is not a business day, the next following business day, subject to postponement in the event of a market disruption event as described under “General Terms of the Warrants — Market Disruption Event” herein.

UBS Securities LLC will serve as the calculation agent. For more specific information on the calculation agent, see “General Terms of the Warrants — Role of Calculation Agent.”

The Warrants are unsubordinated, unsecured contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt obligations, with a premium of $137.30 per Warrant, and a minimum purchase of 73 Warrants (for a total minimum premium of $10,022.90). Purchases in excess of the minimum amount may be made in integrals of one Warrant at a premium of $137.30 per Warrant.

For more specific information about the Warrants, including the calculation of the cash settlement amount, if any, see “— What are the steps to calculate the cash settlement amount?”, “— Hypothetical examples of how the Warrants perform upon Expiration” and “General Terms of the Warrants” herein.

Investing in the Warrants involves significant risks. The index return must be greater than 13.73% for you to receive a positive return on your initial investment. If the index return is positive but less than 13.73%, you will lose part of your initial investment in the Warrants. If the index ending level is equal to or less than the index starting level, the Warrants will expire worthless and you will lose all of your initial investment in the Warrants. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless. You may lose some or all of your initial investment.

Any payment on the Warrants, including any repayment of your initial investment, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose all of your initial investment.

Selected Purchase Considerations

•	Leveraged Market Exposure — The Warrants provide the opportunity to earn returns from possible increases in the level of the index through a leveraged investment. Each Warrant will provide a return, if any, based on the notional amount rather than the premium. Whether you receive a cash settlement amount upon the expiration of the Warrants will depend on the index return, and the amount of any cash settlement amount will depend on the amount by which the index ending level is greater than the index starting level. If the Warrants are exercised, you will receive a leveraged gain or incur a leveraged loss on your investment depending on whether the level of the index has increased by more or less than 13.73%.
•	The return on the Warrants will be based on the closing level of the index on each of the averaging dates — The calculation agent will determine whether the Warrants will expire worthless or be automatically exercised on the expiration date and the cash settlement amount, if any, based on an averaging of the closing levels of the index as of each of the averaging dates. Therefore, you may not receive a positive return on the Warrants even if, based on the closing level of the index on certain averaging dates, the index return is positive
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but less than or equal to 13.73%, if the closing level of the index on other averaging dates and the average of the closing levels on each of the averaging dates performs unfavorably to you. Because the cash settlement amount, if any, will be determined by the calculation agent based on the arithmetic average of the closing level of the index on each of the averaging dates, your return on the Warrants may be lower than if your return was based solely on the closing level of the index on the expiration date.
•	Automatic Exercise; Worthless Expiration — The Warrants will be automatically exercised or will expire worthless on the expiration date and are not exercisable at your discretion.
•	Minimum Purchase — 73 Warrants (for a total minimum premium of $10,022.90).
•	Options-Approved Account — You must have an options-approved account in which you are approved to purchase call options.
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Tax Consequences — In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, based on certain factual representations by us, the Warrants should be treated as pre-paid derivative contracts (including, potentially, as options) for U.S. federal income tax purposes. If the Warrants are treated as pre-paid derivative contracts, upon the sale, exercise or expiration of your Warrants, you should generally recognize capital gain or loss which should be long-term capital gain or loss if you have held your Warrants for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). You should review carefully the section entitled “Supplemental U.S. Tax Considerations” herein.

What are some of the risks of the Warrants?

An investment in the Warrants involves significant risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” herein.

•	Risk of loss upon expiration of the Warrants — If the index return is zero or negative, meaning the index ending level is equal to or less than the index starting level, the Warrants will expire worthless and you will lose all of your initial investment in the Warrants. You will receive a cash payment upon automatic exercise only if the index ending level is greater than the index starting level, and the amount of any cash payment will depend on the amount by which the index ending level is greater than the index starting level. The index return must be greater than 13.73% for you to receive a cash settlement amount that is greater than the premium and therefore earn a positive return on your initial investment. If the index return is positive but less than 13.73%, you will receive a cash settlement amount that is less than the premium, in which case you will lose some of your initial investment in the Warrants. Accordingly, to receive an amount equal to your initial investment at expiration, the level of the index must increase by at least 13.73%. You should therefore be willing to accept losing some or all of your initial investment.
•

The return on the Warrants will be based on the closing level of the index on each of the averaging dates — The calculation agent will determine whether the Warrants will expire worthless or be automatically exercised on the expiration date and the cash settlement amount, if any, based on an averaging of the closing levels of the index as of each of the averaging dates. Therefore, you may not receive a positive return on the Warrants even if, based on the closing level of the index on certain averaging dates, the index return is positive but less than or equal to 13.73%, if the closing level of the index on other averaging dates and the average of the closing levels on each of the averaging dates performs unfavorably to you. Because the cash settlement amount, if any, will be determined by the calculation agent based on the arithmetic average of the closing level of the index on each of the averaging dates, your return on the Warrants may be lower than if your return was based solely on the closing level of the index on the expiration date.

•

The Warrants will be automatically exercised or will expire worthless on the expiration date — The warrants will be automatically exercised or will expire worthless on the expiration date. Neither you nor we can exercise the Warrants at any time prior to the expiration date. Accordingly, unless you sell the Warrants prior to the expiration date, you will not be able to capture any beneficial changes in the level of the index prior to the averaging dates. Further, you do not have a choice as to whether the Warrants will be automatically exercised on the expiration date. Accordingly, you will not be able to benefit from any increase in the level of the index that occurs after the averaging dates.

•

The Warrants are not standardized options issued by the Options Clearing Corporation — The Warrants are not standardized options of the type issued by the Options Clearing Corporation (the “OCC”), a clearing agency regulated by the Securities and Exchange Commission. The Warrants are unsubordinated,

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unsecured contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. Thus, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect from a clearing member’s failure, purchasers of Warrants must look solely to UBS for performance of its obligations to pay the cash settlement amount, if any, upon expiration of the Warrants. Further, the secondary market for the Warrants, if any, will not be as liquid as the market for OCC standardized options and therefore, sales of the Warrants prior to the expiration date might result in a price that is at a discount to the theoretical value of the Warrants based on the then prevailing level of the index and other factors as discussed under “— Price of Warrants prior to the expiration date” herein.

•	The Warrants are suitable only for investors with options-approved accounts — The Warrants will be sold only to investors with options-approved accounts approved for the purchase of call options. Investors considering purchasing the Warrants should be experienced with respect to options and options transactions and reach an investment decision only after carefully considering, with their advisors, the suitability of the Warrants in light of their particular circumstances.
•	Market risk — The return on the Warrants, which may be positive or negative, is directly linked to the performance of the index and indirectly linked to the value of the stocks comprising the index (the “index constituent stocks”). The level of the index can rise or fall sharply due to factors specific to the index or its index constituent stocks, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. In addition, the Warrants have an increased sensitivity to market risk. Because your investment in the Warrants provides for leveraged exposure to the index, changes in the level of the index (both positive and negative) will have a greater impact on the value of the Warrants prior to the averaging dates, and the cash settlement amount, if any, on your Warrants on the expiration date.
•	The index return will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a foreign currency and the Warrants are denominated in U.S. dollars — The value of your Warrants will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Warrants, you will not receive any additional payment or incur any reduction in your return, if any, at expiration.
•	An investment in the Warrants is subject to risks associated with German securities markets. The index tracks the value of certain German equity securities — You should be aware that investments in securities linked to the value of German equity securities involve particular risks. The German securities markets may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect German markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the German securities markets, as well as cross-shareholdings in German companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about German companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and German companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in Germany are subject to political, economic, financial and social factors that apply in Germany. These factors, which could negatively affect the German securities markets, include the possibility of recent or future changes in the German government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to German companies or investments in German equity securities and the possibility of fluctuations in the rate of exchange between the euro and the U.S. dollar, the possibility of outbreaks of hostility and political instability and the possibility of natural disasters or adverse public health developments in Germany or Europe. The German economy may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Moreover, as Germany is a member of the Eurozone, the Warrants are subject to risks associated with Eurozone securities markets. The Eurozone has undergone severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the index and, consequently, on the value of the Warrants.
•	Owning the Warrants is not the same as owning the index constituent stocks — The return on your Warrants may not reflect the return you would realize if you actually owned the index constituent stocks comprising the index. While the index is a total return index (meaning any dividends and/or bonus payments on
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the index constituent stocks will be deemed to have been reinvested in the index portfolio), you will not receive or be entitled to actually receive any dividend payments or other distributions during the term of the Warrants. In addition, as an owner of the Warrants, you will not have voting rights or any other rights that holders of the index constituent stocks may have and will be subject to the decline in value of the Warrants over time (generally known as time decay).
Furthermore, the return on a direct investment in the index constituent stocks would depend primarily upon the relative appreciation or depreciation of such index constituents during the term of the Warrants, and not on (i) whether the index ending level is greater than the index starting level or (ii) whether the index return is sufficiently positive such that the cash settlement amount at expiration offsets the premium paid on the Warrant so that you receive a positive return on your Warrant.
•	No assurance that the investment view implicit in the Warrants will be successful — It is impossible to predict whether and the extent to which the level of the index will rise or fall. There can be no assurance that the index ending level will be greater than the index starting level. The level of the index will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the index constituent stocks. You should be willing to accept the risks associated with the relevant markets tracked by the index and the index constituent stocks, and the risk of losing some or all of your initial investment.
•	No interest payments — UBS will not pay any interest with respect to the Warrants.
•	There may be little or no secondary market for the Warrants — The Warrants will not be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Warrants may not develop. UBS Securities LLC and other affiliates of UBS may make a market in the Warrants, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Warrants prior to the expiration date could be at a substantial discount from the premium and to the intrinsic value of the Warrants; and as a result, you may suffer substantial losses.
•	Credit risk of UBS — The Warrants are unsubordinated, unsecured contractual obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Warrants, including any repayment of your initial investment, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Warrants. In the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Warrants and you could lose all of your initial investment.
•	Price of Warrants prior to the expiration date — The market price of the Warrants will be influenced by many unpredictable and interrelated factors, including the level of the index; the volatility of the index; the dividend rate paid on any index constituent stocks; the time remaining to the expiration date of the Warrants; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
•	Impact of fees on the secondary market price of the Warrants — Generally, the price of the Warrants in the secondary market is likely to be lower than the premium since the premium included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Warrants. Furthermore, assuming no change in market conditions or any other relevant factors after purchase of the Warrants, the Warrants will be subject to a decline in value over time (generally known as time decay).
•	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituent stocks and/or listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the index, may adversely affect the performance of the index and, therefore, the market value of the Warrants.
•	Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks or trading activities related to the index or any index constituent stock, which may present a conflict between the interests of UBS and you, as a holder of the Warrants. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the warrants will expire worthless and the cash settlement amount, if any, based on index ending level. The calculation agent can postpone the determination of the index starting level, closing level on any averaging date or the index ending level, on the trade date, any averaging date or the expiration date, respectively.
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•	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Warrants, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Warrants. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Warrants and the index to which the Warrants are linked.
•	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Warrants. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Warrants. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Warrants and such compensation may serve as an incentive to sell these Warrants instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Warrants.
•	Uncertain tax treatment — Significant aspects of the tax treatment of the Warrants are uncertain. You should consult your tax advisor about your tax situation. See “Supplemental U.S. Tax Considerations” herein.

The Warrants generally may be a suitable investment for you if:

•	You are approved for trading options with your broker-dealer including the purchase of call options.
•	You fully understand the risks inherent in an investment in the Warrants, including the risks of trading call options and seek leveraged exposure to the index.
•	You fully understand the Warrants are leveraged investments that involve a high degree of risk that may result in a loss of some or all of your initial investment even if the index ending level is greater than the index starting level.
•	You can tolerate a loss of some or all of your initial investment.
•	You believe the level of the index will increase over the term of the Warrants and that the index return is likely to exceed 13.73% as of the expiration date, which is the minimum index return required for you to receive a positive return on the Warrants.
•	You understand and accept that if the index ending level does not increase from the index starting level the Warrants will expire worthless resulting in a loss of all of your initial investment.
•	You seek increased sensitivity to the market risk of the index and can tolerate fluctuations in the price of the Warrants prior to the expiration date that will far exceed the downside fluctuations in the level of the index.
•	You do not seek current income from your investment and are willing to forego receiving any dividends paid on any index constituent stocks.
•	You seek an investment with exposure to companies in the mid-capitalization segment of the German equity market.
•	You are willing to hold the Warrants until the expiration date and accept that there may be little or no secondary market for the Warrants.
•	You are willing to assume the credit risk of UBS for all payments under the Warrants, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of your initial investment.

The Warrants generally may not be a suitable investment for you if:

•	You do not fully understand the risks inherent in an investment in the Warrants, including the risks of trading call options.
•	You do not understand and/or do not accept that the Warrants are leveraged investments that involve a high degree of risk that may result in a loss of some or all of your initial investment even if the index ending level is greater than the index starting level.
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•	You require an investment designed to provide a full return of your initial investment after the expiration date.
•	You are not willing to lose some or all of your initial investment.
•	You believe the level of the index will not increase over the term of the Warrants or that the index return will increase but is unlikely to exceed 13.73% as of the expiration date, which is the minimum index return required for you to receive a positive return on the Warrants.
•	You do not understand and/or do not accept that if the index ending level does not increase from the index starting level the Warrants will expire worthless resulting in a loss of all of your initial investment.
•	You do not seek increased sensitivity to the market risk of the index and cannot tolerate fluctuations in the price of the Warrants prior to the expiration date that will far exceed the downside fluctuations in the level of the index.
•	You do not seek an investment with exposure to companies in the mid-capitalization segment of the German equity market.
•	You seek current income from this investment or prefer to receive the dividends paid on the index constituent stocks.
•	You are unable or unwilling to hold the Warrants to the expiration date or you seek an investment for which there will be an active secondary market.
•	You are not willing to assume the credit risk of UBS for all payments under the Warrants.

The suitability considerations identified above are not exhaustive. Whether or not the Warrants are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Warrants in light of your particular circumstances. You should also review carefully the “Risk Factors” herein.

What are the steps to calculate the cash settlement amount?

Set forth below is an explanation of the steps necessary to calculate the cash settlement amount.

Step 1: Calculate the Index Return

The index return is the quotient, expressed as a percentage, of (i) the index ending level minus the index starting level divided by (ii) the index starting level. Expressed as a formula:

Index Return =	Index Ending Level – Index Starting Level
Index Starting Level

Step 2: Calculate the cash settlement amount

On the cash settlement payment date UBS will pay the cash settlement amount per Warrant that you hold, calculated as follows:

•	If the index ending level is greater than the index starting level, the Warrants will be automatically exercised and, for each Warrant, UBS will pay the cash settlement amount on the cash settlement payment date, calculated as follows:

Cash Settlement Amount = Notional Amount x Index Return

•	If the index ending level is equal to or less than the index starting level, the Warrants will not be exercised and will expire worthless on the expiration date.

Investing in the Warrants involves significant risks. The index return must be greater than 13.73% for you to receive a positive return on your initial investment. If the index return is positive but less than 13.73%, you will lose part of your initial investment in the Warrants. If the index ending level is equal to or less than the index starting level, the Warrants will expire worthless and you will lose all of your initial investment in

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the Warrants. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless. You may lose some or all of your initial investment.

Any payment on the Warrants, including any repayment of your initial investment, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose all of your initial investment.

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HYPOTHETICAL EXAMPLES OF HOW THE WARRANTS PERFORM UPON EXPIRATION

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the index relative to the index starting level. We cannot predict the index ending level. You should not take these examples as an indication or assurance of the expected performance of the index. The actual terms for the Warrants are specified on the cover of this prospectus supplement.

Assumptions for Hypothetical Examples and Hypothetical Return Profile:

Term:		3 Years

Premium:		$137.30 per Warrant representing 13.73% of the notional amount per Warrant, with a minimum purchase of 73 Warrants (for a total minimum premium of $10,022.90).

Notional Amount:		$1,000.00 per Warrant.

Automatic Exercise:		If the index ending level is greater than the index starting level, the Warrants will be automatically exercised on the expiration date. If the index ending level is equal to or less than the index starting level, the Warrants will expire worthless and you will not receive any cash payment upon expiration.

Payment upon Automatic Exercise:		If the Warrants are automatically exercised, you will receive the cash settlement amount per Warrant, where:

Cash Settlement Amount = Notional Amount x Index Return

	Index Return =	Index Ending Level - Index Starting Level
Index Starting Level

Index Starting Level:		25,000.00.

Index Ending Level:		The arithmetic average of the closing levels of the index on each of the averaging dates.

Example 1: The index return is 20.00%

The index ending level is 30,000.00, a 20% increase from the index starting level of 25,000.00.

This example illustrates that a 20.00% increase from the index starting level to the index ending level will result in a cash settlement amount of $200.00 for each Warrant and a corresponding total return on your initial investment in the Warrants of approximately 45.67%.

Since the index ending level is greater than the index starting level, your Warrant will be automatically exercised and your payment upon expiration will be calculated as:

Cash Settlement Amount = Notional Amount × Index Return
= $1,000.00 × 20.00% = $200.00

Investor receives $200.00 on the cash settlement payment date for each Warrant (a 45.67% total return).

Example 2: The index return is 25.00%.

The index ending level is 31,250.00, a 25.00% increase from the index starting level of 25,000.00.

This example illustrates that a 25.00% increase from the index starting level to the index ending level will result in a cash settlement amount of $250.00 for each Warrant and a corresponding total return on your initial investment in the Warrants of approximately 82.08%.

Since the index ending level is greater than the index starting level, your Warrant will be automatically exercised and your payment upon expiration will be calculated as:

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Cash Settlement Amount = Notional Amount × Index Return
= $1,000.00 × 25.00% = $250.00

Investor receives $250.00 on the cash settlement payment date for each Warrant (an 82.08% total return).

Example 3: The index return is -30.00%

The index ending level is 17,500.00, a 30.00% decrease from the index starting level of 25,000.00.

This example illustrates that a 30.00% decline from the index starting level to the index ending level will result in a payment of $0.00 for each Warrant. Since the index ending level is less than the index starting level, the Warrants will not be exercised and your payment upon expiration will be $0.00 (Warrant expires worthless). Therefore, the loss on your initial investment in the Warrants will be 100.00% (a loss of all of your initial investment).

Investor receives $0.00 for each Warrant at expiration (a loss of all of your initial investment).

Example 4: The index return is 13.73%

The index ending level is 28,432.50, a 13.73% increase from the index starting level of 25,000.00.

This example illustrates that a 13.73% index return will constitute a break-even level under the assumptions governing this example. As a result, the corresponding cash settlement amount will be equal to the premium per Warrant. Therefore, the total return on your initial investment in the Warrants will be 0.00%.

Since the index ending level is greater than the index starting level, your Warrant will be automatically exercised and your payment upon expiration will be calculated as:

Cash Settlement Amount = Notional Amount × Index Return
= $1,000.00 × 13.73% = $137.30

However, because the index return is equal to 13.73%, which results in a cash settlement amount equal to the premium paid per Warrant, you will not receive a positive return on your investment.

Investor receives $137.30 on the cash settlement payment date for each Warrant (a 0.00% total return).

Example 5: The index return is 10.00%

The index ending level is 27,500.00, a 10.00% increase from the index starting level of 25,000.00.

This example illustrates that a 10.00% index return will result in a cash settlement amount of $100.00 for each Warrant and a corresponding loss on your initial investment in the Warrants of approximately 27.17%. Although the index ending level exceeds the index starting level, the index did not increase by more than 13.73%, which is the minimum index return sufficient to offset the premium paid on the Warrants.

Since the index ending level is greater than the index starting level, your Warrant will be automatically exercised and your payment upon expiration will be calculated as:

Cash Settlement Amount = Notional Amount × Index Return
= $1,000.00 × 10.00% = $100.00

However, because the index return is less than 13.73%, the cash settlement amount does not offset the premium paid on the Warrants and you will lose part of your investment.

Investor receives $100.00 on the cash settlement payment date for each Warrant (a 27.17% loss).

Example 6: The index return is 0.00%

The index ending level is 25,000.00, a 0.00% increase from the index starting level of 25,000.00.

This example illustrates that a 0.00% change from the index starting level to the index ending level will result in a payment of $0.00 for each Warrant. Since the index ending level is equal to the index starting level, the Warrants will not

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be exercised and your payment upon expiration will be $0.00 (Warrant expires worthless). Therefore, the loss on your initial investment in the Warrants will be 100.00% (a loss of all of your initial investment).

Investor receives $0.00 for each Warrant at expiration (a loss of all of your initial investment).

Investing in the Warrants involves significant risks. The index return must be greater than 13.73% for you to receive a positive return on your initial investment. If the index return is positive but less than 13.73%, you will lose part of your initial investment in the Warrants. If the index ending level is equal to or less than the index starting level, the Warrants will expire worthless and you will lose all of your initial investment in the Warrants. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless. You may lose some or all of your initial investment.

Any payment on the Warrants, including any repayment of your initial investment, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose all of your initial investment.

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HYPOTHETICAL RETURN PROFILE UPON EXPIRATION OF YOUR WARRANTS

Any table, chart or calculation showing hypothetical payment amounts in this prospectus supplement is provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical index ending levels of the index on the expiration date, could have on your payment on the cash settlement payment date, as calculated in the manner described herein. Such hypothetical table, chart or calculation is based on levels for the index that may not be achieved on the averaging dates.

As calculated herein, the hypothetical payment amounts on your Warrants on the cash settlement payment date may bear little or no relationship to the actual market value of your Warrants on that date or at any other time, including any time over the term of the Warrants that you might wish to sell your Warrants. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Warrants, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Warrants might be, it may bear little relation to—and may be much less than—the financial return that you might achieve were you to invest directly in the index constituent stocks. The factors listed herein under “Risk Factors — Owning the Warrants is not the same as owning the index constituent stocks”, among others, may cause the financial return on your Warrants to differ from the financial return you would receive by investing directly in the index constituent stocks.

We describe various risk factors that may affect the market value of the Warrants, and the unpredictable nature of that market value, under “Risk Factors” herein.

We cannot predict the levels of the index during the term of your Warrants or, therefore, whether the index ending level will be greater than the index starting level. Moreover, the assumptions we make in connection with any hypothetical information herein may not reflect actual events. Consequently, that information may give little or no indication of the payment amount (if any) that will be delivered in respect of your Warrants on the cash settlement payment date, nor should it be viewed as an indication of the financial return on your Warrants or of how that return might compare to the financial return if you were to invest directly in the index constituent stocks.

Index Return	Warrant Value at Expiration	Gain/Loss on Warrant	Warrant Total Return
40.00%	$400.00	$262.70	191.33%
35.00%	$350.00	$212.70	154.92%
30.00%	$300.00	$162.70	118.50%
25.00%	$250.00	$112.70	82.08%
20.00%	$200.00	$62.70	45.67%
13.73%	$137.30	$0.00	0.00%
10.00%	$100.00	-$37.30	-27.17%
5.00%	$50.00	-$87.30	-63.58%
0.00%	$0.00	-$137.30	-100.00%
-5.00%	$0.00	-$137.30	-100.00%
-10.00%	$0.00	-$137.30	-100.00%
-15.00%	$0.00	-$137.30	-100.00%
-20.00%	$0.00	-$137.30	-100.00%
-25.00%	$0.00	-$137.30	-100.00%
-30.00%	$0.00	-$137.30	-100.00%
-35.00%	$0.00	-$137.30	-100.00%
-40.00%	$0.00	-$137.30	-100.00%
-45.00%	$0.00	-$137.30	-100.00%
-50.00%	$0.00	-$137.30	-100.00%
-100.00%	$0.00	-$137.30	-100.00%
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RISK FACTORS

The return on the Warrants, if any, is linked to the performance of the MDAX® (Total Return Index) (the “index”), and will depend on whether the index ending level is greater than, equal to or less than the index starting level. If the index ending level for the Warrants is equal to or less than the index starting level, you will lose all of your initial investment in the Warrants. Investing in the Warrants is not equivalent to investing directly in the index constituent stocks themselves, for a variety of reasons, including because (1) you will only earn a positive return on your investment if the index return is greater than 13.73% and (2) the leveraged nature of the Warrants. For other significant reasons, see “Risk Factors — Owning the Warrants is not the same as owning the index constituent stocks” below. This section describes the most significant risks relating to the Warrants. We urge you to read the following information about these risks, together with the other information in this prospectus supplement, the index supplement and the accompanying prospectus before investing in the Warrants.

The Warrants are long-term options and do not guarantee any return of your initial investment. You may lose some or all of your initial investment in the Warrants.

The Warrants are leveraged investments that involve a high degree of risk, which may result in the Warrants expiring worthless. Your Warrants will be automatically exercised or expire worthless on the expiration date and are not exercisable at your option. The Warrants will be “in-the-money”, i.e., you will get back at least some of your initial investment, only if the index ending level is greater than the index starting level. If the index ending level is equal to or less than the index starting level, the Warrants will expire worthless and you will lose all of your initial investment in the Warrants.

If the index ending level is greater than the index starting level (i.e. the Warrants are in-the-money), but the index return is less than 13.73%, you will receive a cash settlement amount that is less than the premium and will, therefore, lose part of your initial investment in the Warrants. You will not receive a cash settlement amount upon expiration in excess of the premium, and therefore a positive return on your initial investment, unless the index return is greater than 13.73%. Accordingly, to get back your initial investment, the level of the index must increase by at least 13.73%. You should therefore be prepared to lose some or all of your initial investment in the Warrants.

See “Prospectus Supplement Summary — What are the steps to calculate the cash settlement amount?” and “General Terms of the Warrants — Payment to Holders of the Warrants — Cash Settlement Amount” herein for a description of how the cash settlement amount will be calculated.

The return on the Warrants will be based on the closing level of the index on each of the averaging dates.

The calculation agent will determine whether the Warrants will expire worthless or be automatically exercised on the expiration date and the cash settlement amount, if any, based on an averaging of the closing levels of the index as of each of the averaging dates. Therefore, you may not receive a positive return on the Warrants even if, based on the closing level of the index on certain averaging dates, the Warrants do not expire worthless and the index return is positive but less than or equal to 13.73%, if the closing level of the index on other averaging dates and the average of the closing levels on each of the averaging dates performs unfavorably to you. Because the cash settlement amount, if any, will be determined by the calculation agent based on the arithmetic average of the closing level of the index on each of the averaging dates, your return on the Warrants may be lower than if your return was based solely on the closing level of the index on the expiration date.

The Warrants will be automatically exercised or will expire worthless on the expiration date.

The warrants will be automatically exercised or will expire worthless on the expiration date. Neither you nor we can exercise the Warrants at any time prior to the expiration date. Accordingly, unless you sell the Warrants prior to the expiration date, you will not be able to capture any beneficial changes in the level of the index prior to the averaging dates. Further, you do not have a choice as to whether the Warrants will be automatically exercised on the expiration date. Accordingly, you will not be able to benefit from any increase in the level of the index that occurs after the averaging dates.

The Warrants are not standardized options issued by the Options Clearing Corporation.

The Warrants are not standardized options of the type issued by the OCC, a clearing agency regulated by the Securities and Exchange Commission. The Warrants are unsubordinated, unsecured contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. Thus,

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unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect from a clearing member’s failure, purchasers of Warrants must look solely to UBS for performance of its obligations to pay the cash settlement amount, if any, upon expiration of the Warrants. Further, the secondary market for the Warrants, if any, will not be as liquid as the market for OCC standardized options and therefore, sales of the Warrants prior to the expiration date might result in a price that is at a discount to the theoretical value of the Warrants based on the then prevailing level of the index and other factors as discussed under “— Price of Warrants prior to the expiration date” herein.

The Warrants are subject to increased market risk of the index.

The return on the Warrants, which may be positive or negative, is directly linked to the performance of the index and indirectly linked to the value of the stocks (“index constituent stocks”) comprising the index. The level of the index can rise or fall sharply due to factors specific to the index or its index constituent stocks, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. In addition, the Warrants have an increased sensitivity to market risk. Because your investment in the Warrants provides for leveraged exposure to the index, changes in the level of the index (both positive and negative) will have a greater impact on the value of the Warrants prior to the averaging dates, and the cash settlement amount, if any, on your Warrants on the expiration date.

No assurance that the investment view implicit in the Warrants will be successful.

It is impossible to predict whether and the extent to which the level of the index will rise or fall. There can be no assurance that the index ending level will be greater than the index starting level. The index ending level will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the index constituent stocks. You should be willing to accept the risks associated with the relevant markets tracked by the index and the index constituent stocks, and the risk of losing some or all of your initial investment.

Any payment on the Warrants is subject to the creditworthiness of UBS.

The Warrants are unsubordinated, unsecured contractual obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Warrants, including any repayment of your initial investment, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Warrants and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Warrants and you could lose all of your initial investment.

The time remaining to the expiration date may adversely affect the market price of the Warrants.

You will lose all of your initial investment if the level of the index fails to increase over the term of the Warrants. This risk reflects the nature of a warrant as an asset which tends to decline in value over time (generally referred to as time decay) and which may be worthless when it expires if the warrant is “out-of-the-money” (i.e., the index ending level is equal to or less than the index starting level), which could occur if the index level fails to increase over the term of the Warrants. Assuming all other factors that may affect the price of a Warrant are held constant, the more a Warrant is out-of-the-money and the shorter its remaining time to expiration, the greater the risk that the Warrants will expire worthless and you will lose all of your initial investment. Therefore, the market value of the Warrants is likely to reflect the extent of the rise or decline in the level of the index in connection with the time remaining to the expiration date.

The Warrants are suitable only for investors with options-approved accounts.

We are requiring that Warrants be sold only to investors with options-approved accounts approved for the purchase of call options. Investors considering purchasing the Warrants should be experienced with respect to options and options transactions and reach an investment decision only after carefully considering, with their advisors, the suitability of the Warrants in light of their particular circumstances.

Owning the Warrants is not the same as owning the index constituent stocks.

The return on your Warrants will not reflect the return you would realize if you actually owned the index constituent stocks and held such investments for a similar period because:

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•	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the index constituent stocks during the term of the Warrants, and not on (i) whether the index ending level is greater than the index starting level and (ii) whether the index return is positive by an amount sufficient for your cash settlement amount at expiration to offset the premium paid on the Warrants;
•	in the case of a direct investment in the index constituent stocks, the return could include substantial dividend payments, and although the index is a total return index (meaning any dividends and/or bonus payments on the index constituent stocks will be deemed to have been reinvested in the index portfolio), you will not receive any dividends as an investor in the Warrants;
•	an investment directly in the index constituent stocks is likely to have tax consequences that are different from an investment in the Warrants;
•	an investment directly in the index constituent stocks would not be subject to time decay (whereas the Warrants, assuming no change in market conditions that may affect the price of the Warrants after purchase, may be subject to a decline in value over time even if the level of the index does not depreciate from the index starting level during the term of the Warrants); and
•	an investment directly in the index constituent stocks may have better liquidity than the Warrants and, to the extent there are commissions or other fees in relation to a direct investment in the index constituent stocks, such commissions or other fees may be lower than the commissions and fees applicable to the Warrants.

Even if the level of the index is greater than the index starting level during the term of the Warrants, the market value of the Warrants may not increase by the same amount because of other factors, such as time to expiration, the level of the index relative to the index starting level, the volatility of the index, dividends paid on the index constituent stocks, interest rates in the market, as well as our perceived creditworthiness. For these reasons, among others, it is also possible for the level of the index to increase while the market value of the Warrants declines.

The formula for calculating the cash settlement amount does not take into account all developments in the index.

Changes in the level of the index during the term of the Warrants before the averaging dates may not be reflected in the calculation of the amount payable, if any, upon the cash settlement payment date of the Warrants. The calculation agent will calculate the cash settlement amount by comparing only the closing level of the index on the trade date relative to the arithmetic average of the closing level of the index on each of the averaging dates. No other levels will be taken into account. As a result, you may lose some or all of your initial investment even if the level of the index has risen at certain times during the term of the Warrants before falling to a level below the breakeven level (the level to which the index must increase before investors will receive a cash settlement amount sufficient to offset their initial investment) of the Warrant or falling to an index ending level below the index starting level on the expiration date.

The calculation agent can postpone the trade date or any averaging date, including the expiration date (and thus the settlement date or cash settlement payment date, respectively) upon the occurrence of a market disruption event.

The calculation agent will determine the index ending level based upon the closing level of the index on each averaging date. An averaging date may be postponed (and thus the determination of the index ending level may be postponed) if the calculation agent determines that, on any averaging date, a market disruption event has occurred or is continuing with respect to the index, and such affected averaging date will be postponed to the first succeeding trading day on which a market disruption event has not occurred and which is not otherwise scheduled to be an averaging date (such day, a “valid date”). If the first succeeding valid date in respect of the index has not occurred as of the close of trading on the eighth trading day immediately following the original date that, but for the occurrence of another averaging date or market disruption event, would have been the last averaging date, then (1) that eighth trading day shall be deemed to be the averaging date (irrespective of whether that eighth trading day is already an averaging date), and (2) the calculation agent shall estimate the closing level that would have prevailed in the absence of the market disruption event. If the calculation agent postpones the determination of the closing level on an averaging date and therefore postpones the determination of the index ending level, the calculation agent may also adjust the expiration date to ensure that the number of business days between the last averaging date and the expiration date remains the same.

Notwithstanding the occurrence of a market disruption event, the calculation agent may waive its right to postpone an averaging date (including the expiration date) if it determines that one or more market disruption events has not and

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is not likely to materially impair its ability to determine the closing level of the index on such date.

The calculation agent may postpone the determination of the index starting level on the trade date if it determines that a market disruption event has occurred or is continuing with respect to the index on that date. If the trade date is postponed, the calculation agent may adjust the settlement date as well as the averaging dates and the cash settlement payment date to ensure that the stated term of that offering of the Warrants remains the same. See “General Terms of the Warrants — Market Disruption Event” herein.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Warrants—Sales in the secondary market may result in significant losses.

You should be willing to hold your Warrants until the expiration date. There may be little or no secondary market for the Warrants. The Warrants will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Warrants, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

Furthermore, even if there is a secondary market for the Warrants, there may be times when Warrant prices will not maintain their customary or anticipated relationships to the index constituent stocks. Changes in volatility, or other factors or conditions might adversely affect the liquidity, efficiency, continuity or even the orderliness of any secondary market for particular Warrants. Unusual events—such as market disruption events, including computer malfunction, fire or natural disaster or even extraordinary trading volume—may affect normal market operations. If trading is halted or suspended in one or more of the exchanges for index constituent stocks (or listed options thereof), any secondary market making of the Warrants on that index may also be halted.

If you sell your Warrants prior to the expiration date, you may have to do so at a substantial discount from the premium, and as a result, you may suffer substantial losses, even in cases where the level of the index has increased since the trade date to the breakeven level of the Warrants. The potential returns described herein are possible only in the case that you hold your Warrants until the expiration date.

The market value of the Warrants may be influenced by unpredictable factors.

The market value of your Warrants may fluctuate between the date you purchase them and the expiration date, when the calculation agent will determine your cash settlement amount. Several factors, many of which are beyond our control, will influence the market value of the Warrants. We expect that generally the level of the index on any day will affect the market value of the Warrants more than any other single factor. Other factors that may influence the market value of the Warrants include:

•	the time remaining to the expiration date of the Warrants;
•	the level of the index relative to the index starting level of the Warrant;
•	the volatility of the index (i.e., the frequency and magnitude of changes in the level of the index over the term of the Warrants);
•	the composition of the index and changes to the index constituent stocks;
•	the market prices of the index constituent stocks;
•	the dividend rate paid on the index constituent stocks (while not paid to the holders of the Warrants, dividend payments on any index constituent stock may influence the market prices of such stock and the level of the index and therefore affect the market value of the Warrants);
•	interest rates in the U.S. market and each market related to the index;
•	supply and demand for the Warrants, including inventory positions with UBS Securities LLC or any other market-maker;
•	the creditworthiness of UBS; and

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•	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level of the index and equity markets generally.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Warrants may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the premium is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Warrants in secondary market transactions will likely be lower than the premium, since the premium is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Warrants. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

The price at which UBS Securities LLC and its affiliates may offer to buy the Warrants in the secondary market (if any) may be greater than UBS’ valuation of the Warrants at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements.

For a limited period of time following the issuance of the Warrants, UBS Securities LLC or its affiliates may offer to buy or sell such Warrants at a price that exceeds (i) our valuation of the Warrants at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Warrants following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified in the “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” section of this prospectus supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Warrants, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of financial products of UBS such as the Warrants. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Warrants and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of options or Warrants. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE INDEX

UBS and its affiliates have no affiliation with the index sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with index sponsor (except for licensing arrangements discussed herein) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the index. If the index sponsor discontinues or suspends the calculation of the index, it may become difficult to determine the market value of the Warrants and the cash settlement amount. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the index exists, the payment you receive on the cash settlement payment date will be determined by the calculation agent. See “General Terms of the Warrants — Market Disruption Event” and “General Terms of the Warrants — Role of Calculation Agent” herein. The index sponsor is not involved in the offer of the Warrants in any way. The index sponsor does not have any obligation to consider your interests as an owner of the Warrants in taking any actions that might affect the market value of your Warrants or the cash settlement amount.

We have derived the information about the index sponsor and the index from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the index sponsor or the index. You, as an investor in the Warrants, should make your own independent investigation into the index sponsor and the index for your Warrants.

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Changes that affect the index will affect the market value of your Warrants and the cash settlement amount.

The policies of the index sponsor concerning the calculation of the index, additions, deletions or substitutions of the index constituent stocks and the manner in which changes affecting the index constituent stocks or the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) are reflected in the index, could affect the level of the index and, therefore, could affect the cash settlement amount and the market value of your Warrants prior to the expiration date. The cash settlement amount and the market value of the Warrants could also be affected if the index sponsor changes these policies, for example by changing the manner in which it calculates the index, or if the index sponsor discontinues or suspends calculation or publication of the index, in which case it may become difficult to determine the market value of the Warrants. If events such as these occur, or if the index ending level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent—which initially will be UBS Securities LLC, an affiliate of UBS—may determine the index ending level—and thus the cash settlement amount—in a manner it considers appropriate.

Historical performance of the index should not be taken as an indication of the future performance of the index during the term of the Warrants.

The market prices of the index constituent stocks will determine the level of the index. The historical performance of the index should not be taken as an indication of the future performance of the index. As a result, it is impossible to predict whether the level of the index will rise or fall. Market prices of the index constituent stocks will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the market prices of such index constituent stocks.

The index return will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a foreign currency and the Warrants are denominated in U.S. dollars.

The value of your Warrants will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks are based. Therefore, if the applicable currency appreciates or depreciates relative to the U.S. dollar over the term of the Warrants, you will not receive any additional payment or incur any reduction in your return, if any, at expiration.

An investment in the Warrants is subject to risks associated with German securities markets. The index tracks the value of certain German equity securities.

You should be aware that investments in securities linked to the value of German equity securities involve particular risks. The German securities markets may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect German markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the German securities markets, as well as cross-shareholdings in German companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about German companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and German companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in Germany are subject to political, economic, financial and social factors that apply in Germany. These factors, which could negatively affect the German securities markets, include the possibility of recent or future changes in the German government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to German companies or investments in German equity securities and the possibility of fluctuations in the rate of exchange between the euro and the U.S. dollar, the possibility of outbreaks of hostility and political instability and the possibility of natural disasters or adverse public health developments in Germany or Europe. The German economy may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Moreover, as Germany is a member of the Eurozone, the Warrants are subject to risks associated with Eurozone securities markets. The Eurozone has undergone severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the index and, consequently, on the value of the Warrants.

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HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the index constituent stocks, futures, options, exchange-traded funds or other derivative products on such index constituent stocks or the index may impair the market value of the Warrants.

As described herein under “Use of Proceeds and Hedging”, UBS or its affiliates may hedge their obligations under the Warrants by purchasing the index constituent stocks, futures or options on the index constituent stocks or the index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituent stocks or the index, and they may adjust these hedges by, among other things, purchasing or selling the index constituent stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the index constituent stocks or the index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market prices of such index constituent stocks and/or the level of the index and, therefore, the cash settlement amount and the market value of the Warrants. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Warrants declines. No holder of the Warrants will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the index constituent stocks and other investments relating to the index constituent stocks or the index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the index constituent stocks and the level of the index and, therefore, the cash settlement amount and the market value of the Warrants. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituent stocks or the index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Warrants.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Warrants, although they are not obligated to do so. As market makers, trading of the Warrants may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Warrants in their inventory. The supply and demand for the Warrants, including inventory positions of market makers, may affect the secondary market price for the Warrants.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the index or the index constituent stocks that are not for the account of holders of the Warrants or on their behalf. These trading activities may present a conflict between the holders’ interest in the Warrants and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the index, could be adverse to the interests of the holders of the Warrants.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Warrants as beneficial owners of the Warrants. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market prices of the index constituent stocks and the level of the index and, therefore, the cash settlement amount and the market value of the Warrants.

We and our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the Warrants and may do so in the future. Any such research, opinions or recommendations could affect the level of the index or the market value of, and the return on, the Warrants.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Warrants, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Warrants. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Warrants. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Warrants and the index.

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There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the cash settlement amount, if any, due on the cash settlement payment date. We may change the calculation agent after the original issue date of the Warrants without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Warrants — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituent stocks or the index has occurred or is continuing on any averaging date, including the expiration date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the cash settlement amount, if any, the calculation agent may have a conflict of interest if it needs to make any such decision. Furthermore, as UBS determines the economic terms of the Warrants, including the premium, and such terms include hedging costs, issuance costs and projected profits, the Warrants represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Warrants.

UBS and its affiliates act in various capacities with respect to the Warrants. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Warrants. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Warrants and such compensation may serve as an incentive to sell these Warrants instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Warrants. Furthermore, given that UBS Securities LLC’s and its affiliates’ temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC’s and its affiliates from recommending sale of your Warrants in the secondary market.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Warrants.

Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Warrants, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Warrants. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Warrants and/or the ability of UBS to make payments thereunder.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Warrants are uncertain.

Significant aspects of the tax treatment of the Warrants are uncertain. We do not plan to request a ruling from the Internal Revenue Service (“IRS”) regarding the tax treatment of the Warrants, and the IRS or a court may not agree with the tax treatment described in this prospectus supplement. You should read carefully the section entitled “Supplemental U.S. Tax Considerations” herein and should consult your tax advisor about your tax situation.

In addition, the IRS has announced in IRS Notice 2008-2 that it and the Treasury Department are considering whether holders of prepaid forward or certain other financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates. Legislation has also been introduced that, if enacted, could have affected the tax treatment of derivative contracts. Although neither IRS Notice 2008-2 nor proposed

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legislation would by their terms apply to contracts that are treated as pre-paid derivative contracts (including options) for U.S. income tax purposes, future legislation or IRS guidance could change current law treatment of such pre-paid derivative contracts, perhaps retroactively. In the event that any such treatment is adopted, a U.S. holder may be required to accrue ordinary income over the term of the Warrants.

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Warrants purchased after the bill was enacted to accrue interest income over the term of the Warrants despite the fact that there will be no interest payments over the term of the Warrants. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Warrants.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Warrants to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Warrants. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

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DESCRIPTION OF THE INDEX

We have derived all information contained in this prospectus supplement regarding the MDAX® (Total Return Index), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by Deutsche Börse AG (“Deutsche Börse”), and/or its affiliates.

Deutsche Börse has no obligation to continue to publish the MDAX® (Total Return Index), and may discontinue publication of the MDAX® (Total Return Index) at any time. The MDAX® (Total Return Index) is determined, comprised and calculated by Deutsche Börse without regard to the Warrants.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this prospectus supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the MDAX® (Total Return Index).

The MDAX

The MDAX® (Total Return Index) (the “MDAX”) comprises 50 mid-cap companies listed on the Deutsche Börse from traditional sectors (i.e., sectors other than technology sectors) which, in terms of size and turnover, follow after the DAX® companies.  These companies are selected from the continuously traded companies in the Prime Standard Segment that meet certain selection criteria.  To be listed in the Prime Standard, a company must meet minimum disclosure requirements, which include the regular publication of financial reports, and must satisfy additional transparency requirements.  The reference date of the MDAX is December 30, 1987. The MDAX is reported by Bloomberg L.P. under the ticker symbol “MDAX”.

The MDAX is capital-weighted, meaning the weight of any individual issue is proportionate to its respective share in the overall market capitalization of all issuers of the index constituent stocks.  The weight of any single company is capped at 10% of the MDAX capitalization, measured quarterly.  Weighting is based exclusively on the free float portion of the issued share capital of any class of shares involved.  Both the number of shares included in the issued share capital and the free float factor are updated on one day each quarter (the “chaining date”).  The MDAX is a performance (i.e. total return) index, which reinvests all income from dividend and bonus payments in the MDAX portfolio. For information concerning the methodology of the MDAX, please refer to “Methodology of the DAX Indices” below.

Methodology of the DAX Indices

The Working Committee for Equity Indices and the Management Board of Deutsche Börse AG

The Working Committee for Equity Indices (the “committee”) advises Deutsche Börse AG (“Deutsche Börse” or the “DAX index sponsor”) on all issues related to the DAX and the MDAX (together, the “DAX indices”), recommending measures that are necessary in order to ensure the relevance of the DAX indices range and the correctness and transparency of the DAX indices calculation process. In accordance with the various rules, the committee pronounces recommendations in respect of the composition of the DAX indices. However, any decisions on the composition of, and possible modifications to, the DAX indices are exclusively taken by Deutsche Börse’s Executive Board (the “board”). Such decisions are published in a press release and on Deutsche Börse’s publicly available website at deutsche-boerse.com in the evening after the committee has concluded its meeting. Information contained in Deutsche Börse’s website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement. We have not participated in the preparation of, or independently verified, such information contained on Deutsche Börse’s website.

The committee’s meetings usually take place on the fifth trading day in each of March, June, September and December.

The so-called “equity index ranking” is published monthly by Deutsche Börse, containing all relevant data in respect of the key criteria order book turnover and market capitalization. This publication also serves the committee as a basis for decision-making at its quarterly meetings. It is produced at the beginning of each month.

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Free Float

For the determination of the free float portion used to weight a company’s class of shares in the DAX indices and for the ranking lists, the following definition applies:

1. All shareholdings of an owner which, on an accumulated basis, account for at least 5% of a company’s share capital attributed to a class of shares are considered to be non-free float.  Shareholdings of an owner also include shareholdings:

•	held by the family of the owner as defined by section §15a of the German Securities Trading Act (“WpHG”);
•	for which a pooling has been arranged in which the owner has an interest;

•	managed or kept in safe custody by a third party for account of the owner; and

•	held by a company which the owner controls as defined by section 290(2) of the German Commercial Code.

2. The definition of “non-free float”—irrespective of the size of a shareholding—covers any shareholding of an owner that is subject to a statutory or contractual qualifying period of at least six months with regard to its disposal by the owner. This applies only during the qualifying period. Shareholdings, as defined by No. 1 above, are counted as shareholdings for the calculation according to No. 1. Shares held by the issuing company (treasury shares) are always considered as block holdings and are not part of the free float of the share class.

3. As long as the size of such a shareholding does not exceed 25% of a company’s share capital, the definition of free float includes all shareholdings held by:

•	asset managers and trust companies;

•	investment funds and pension funds; and

•	capital investment companies or foreign investment companies in their respective special fund assets with the purpose of pursuing short-term investment strategies. Shares, for which the acquirer has at the time of purchase clearly and publicly stated that strategic goals are being pursued and that the intention is to actively influence the company policies and ongoing business of the company, are not considered as such a short-term investment. In addition, shares having been acquired through a public purchase offer are not considered as short-term investment. This does not apply to shareholdings managed or held in safe custody according to No. 1, or to venture capital companies, or other assets serving similar purposes. The shareholdings as defined by No. 1 above are not counted as shareholdings for the calculation according to No. 1.

4. In the case of an ongoing takeover, shares that are under the control of the overtaking companies via derivatives will also be considered for the determination of the stock’s free float. The derivatives need to be subject to registration according to legislation in WpHG and the German Securities Acquisition and Takeover Act (“WpÜG”).

The various criteria in Nos. 1 to 4 are also fully applied to classes of shares that are subject to restrictions of ownership.

Index Composition

Selection Criteria

To be included or to remain in the DAX indices, companies have to satisfy certain prerequisites. All classes of the company’s shares must:

•	be listed in the Prime Standard Segment on the Frankfurt Stock Exchange;

•	be traded continuously on Deutsche Börse’s electronic trading system Xetra®;

•	show a free float portion of at least 10%; and

•	for inclusion in the MDAX, belong to a traditional (i.e. non-technology) sector or subsector that is assigned to

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the “Classic” (i.e. non-technology) area.

If, for any company, more than one class of shares fulfills the above criteria, only the respective larger or more liquid class can be included in the DAX indices.  Moreover, companies must either:

•	have their registered office or legal or operating headquarters in Germany; or

•	have the focus of their trading volume on Xetra® and their juristic headquarters in the European Union or in a European Free Trade Association state (“EFTA”).

Operating headquarters is defined as the location of executive management or company administration. The focus of their trading volume requirement is met if at least 33% of their turnover inside the EU/EFTA over the past twelve months took place on the Frankfurt Stock Exchange, including Xetra®.

To preserve the character of the DAX indices, the board reserves the right to exclude certain companies from the DAX indices in coordination with the committee.  One possible reason for such an exclusion could be that the applicable company is a foreign holding company with headquarters in Germany, but has a clear focus on business activities abroad.

For companies already part of the DAX indices, the above paragraph does not apply.

Companies that satisfied the prerequisites listed above are selected for inclusion in the DAX indices according to the following two key criteria:

•	order book turnover on Xetra® and in Frankfurt floor trading (within the preceding twelve months); and

•	free float market capitalization (determined using the average of the volume-weighted average price (“VWAP”) of the last 20 trading days prior to the last day of the month) on the last trading day of each month.

In addition, for the MDAX, the following factors influence the decision-making process:

•	the free float;

•	market availability (measured on the basis of trading volumes, frequency of price determination, exchange turnover or the Xetra® Liquidity Measure);

•	sector affiliation; and

•	the period during which a company has met the criteria for inclusion in, or elimination from, the MDAX (retroactive view).

Taking these criteria into account, the committee submits proposals to the board to leave the current composition of the DAX indices unchanged or to effect changes. The final decision as to whether or not to replace an index constituent stock is taken by the board. In the case of the DAX indices, such decisions will be directly reflected by the respective rankings.

Adjustments to Index Composition

Ordinary adjustments to the DAX indices are made once each year in September, based on the following criteria:

•	Regular Exit (40/40 rule): an index constituent stock is removed from the applicable DAX index if its ranking in either exchange turnover or market capitalization is worse than 40, provided that there is an advancing issue ranking 35 or better in both criteria.

•	Regular Entry (30/30 rule): a company can be included in the applicable DAX index if it ranks 30 or better in both exchange turnover and market capitalization, provided there is an index component with a ranking worse than 35 in at least one criterion.

Furthermore, under the “fast-entry” and “fast-exit” rules, which are applied in March, June, September and December:

•	Fast Exit (45/45 rule): an index constituent stock is replaced if its ranking in either exchange turnover or market capitalization is worse than 45, provided that an advancing issue ranks 35 or better in both criteria (35/35). If

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no such issue exists, the successor is determined by applying the criteria (35/40) and (35/45) successively.

•	Fast Entry (25/25 rule): a company can be included in the applicable DAX index if it ranks 25 or better in both exchange turnover and market capitalization. In return, the index constituent stock with a ranking worse than 35 in one criterion and the lowest market capitalization is removed. Where no such issue exists, the respective constituent stock with the lowest market capitalization is removed from the applicable DAX index instead.

In cases where there are several companies meeting the criteria for any of the above rules, the best and worst candidates according to market capitalization are included or removed from the applicable DAX index, respectively.  In exceptional cases, including takeovers announced at short notice or significant changes in a company’s free float, the board may—in agreement with the committee—deviate from these rules.

Ordinary adjustments to the MDAX are made each year in March and September, based on the following criteria:

•	Regular Exit (60/60 rule): an index constituent stock can be removed from the MDAX if its ranking in either exchange turnover or market capitalization is worse than 60.

•	Regular Entry (50/50 rule): a company can be included in the MDAX if it ranks 50 or better in both exchange turnover and market capitalization.

Replacements can take place if only one of the two criteria listed above is met.

Furthermore, under the “fast-entry” and “fast-exit” rules, which are applied in March, June, September and December:

•	Fast Exit (65/65 rule): an index constituent stock can be removed from the MDAX if its ranking in either exchange turnover or market capitalization is worse than 65.

•	Fast Entry (45/45 rule): a company can be included in the MDAX if it ranks 45 or better in both exchange turnover and market capitalization.

Based on the rankings and further criteria involved, the committee recommends in these cases if—and if so, against which issuer—such company is to be admitted to the applicable DAX index.

Finally, extraordinary adjustments to the index composition have to be performed, regardless of the “fast-exit” or “fast-entry” rules, upon occurrence of specific events, such as insolvency.  In addition, a company can be removed immediately if its index weight based on the actual market capitalization exceeds 10% and its annualized 30-day volatility exceeds 250%. The relevant figures are published by Deutsche Börse AG on a daily basis. The board, in agreement with the committee, may decide on the removal and may replace the company two full trading days after the announcement.

Adjustments are also necessary in two scenarios in the mergers and acquisitions context:

•	if an absorbing or emerging company meets basis criteria for inclusion in the applicable DAX index, as soon as the free float of the absorbed company falls below 10%, the company is removed from the applicable DAX index under the ordinary or extraordinary adjustments described above. The absorbed company is replaced by the absorbing or emerging company on the same date ; and

•	if an absorbing company is already included in the applicable DAX index or does not meet the basis criteria for inclusion in the applicable DAX index, as soon as the free float of the absorbed company falls below 10%, the company is removed from the applicable DAX index under the ordinary or extraordinary adjustments described above. On the same date, the absorbed company is replaced by a new company determined by the Fast Exit Rule (for the DAX) or after recommendation of the committee (for the MDAX).

The weight of the company represented in the applicable DAX index is adjusted to the new number of shares on the quarterly date after the merger has taken place.

Index Calculation

The DAX indices are weighted by market capitalization; however, only freely available and tradable shares (“free float”) are taken into account. The DAX indices are performance (i.e. total return) indices, which reinvests all income from dividend and bonus payments in the applicable DAX index portfolio.

The DAX Indices Formula

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The DAX indices are conceived according to the Laspeyres formula set out below:

Indext	=	KT ×	∑pit × ffiT × qiT × cit	× Base
∑pi0 × qi0

whereby:

cit	=	Adjustment factor of company i at time t
ffiT	=	Free float factor of share class i at time T
n	=	Number of shares in the applicable DAX index
pi0	=	Closing price of share i on the trading day before the first inclusion in the applicable DAX index
piT	=	Price of share i at time t
qi0	=	Number of shares of company i on the trading day before the first inclusion in the applicable DAX index
qiT	=	Number of shares of company i at time T
t	=	Calculation time of the applicable DAX index
KT	=	Applicable DAX index chaining factor valid as of chaining date T
T	=	Date of the last chaining

The formula set out below is equivalent in analytic terms, but designed to achieve relative weighting:

Index calculation can be reproduced in simplified terms by using the expression Fi:

•	Multiply the current price by the respective Fi weighting factor;

•	Take the sum of these products; and

•	Divide this by the base value (A) which remains constant until a modification in the applicable DAX index

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composition occurs.

The Fi factors provide information on the number of shares required from each company to track the underlying portfolio.

Calculation Frequency

Index calculation is performed on every exchange trading day in Frankfurt, using prices traded on Deutsche Börse’s electronic trading system Xetra®, whereby the last determined prices are used. The DAX indices are calculated continuously once a second.  The DAX is distributed as soon as current prices are available for all 30 index components included in the DAX (but no later than 9:06 a.m.). As long as opening prices for individual shares are not available, the particular closing prices of the previous day are taken instead for calculating the indices.

In the event of a suspension during trading hours, the last price determined before such a suspension is used for all subsequent computations. If such suspension occurs before the start of trading, the closing price of the previous day is taken instead. The “official” closing level is calculated using the respective closing prices (or last prices) established on Xetra®.

Adjustments

The DAX indices are adjusted for exogenous influences (e.g. price-relevant capital changes) by means of certain correction factors, assuming a reinvestment according to the “opération blanche.” If the absolute amount of the accumulated distributions (dividends, bonus and special distributions, spin-offs or subscription rights on other security-classes) between two regular chaining dates accounts for more than 10% of the market capitalization of the distributing company on the day before the first distribution, the part of the distribution exceeding the 10% will not be reinvested in a single stock but in the overall index portfolio per unscheduled chaining date.

Licensing Agreement with Deutsche Börse

MDAX® (Total Return Index) is a registered trademark of Deutsche Börse.

This financial instrument is neither sponsored nor promoted, distributed or in any other manner supported by Deutsche Börse. Deutsche Börse does not give any explicit or implicit warranty or representation, neither regarding the results deriving from the use of the index, its underlying index data and/or the index trademark nor regarding the index value at a certain point in time or on a certain date nor in any other respect. The index and its underlying index data are calculated and published by Deutsche Börse. Nevertheless, as far as admissible under statutory law Deutsche Börse will not be liable vis-a-vis third parties for potential errors in the index or its underlying index data. Moreover, there is no obligation for Deutsche Börse vis-a-vis third parties, including investors, to point out potential errors in the index.

Neither the publication of the index by Deutsche Börse nor the granting of any right to use the index, its underlying index data as well as the index trademark for the utilization in connection with the financial instrument or other securities or financial products, which derived from the index, represents a recommendation by Deutsche Börse for a capital investment or contains in any manner a warranty or opinion by Deutsche Börse with respect to the attractiveness on an investment in this product.

In its capacity as sale owner of all rights to the index, its underlying index data, and the index trademark DBAG has solely granted to the issuer of the financial instrument the utilization of the index data and the index trademark as well as any reference to the index data and the index trademark in connection with the financial instrument.

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Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during any period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your Warrants. The following table sets forth the quarterly high and low closing levels for the index, based on daily closing levels, as reported by Bloomberg. The closing level of the index on August 10, 2017 was 24,623.20. Past performance of the index is not indicative of the future performance of the index.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2013	3/28/2013	13,514.85	12,149.37	13,322.26
4/1/2013	6/28/2013	14,303.83	12,922.90	13,706.44
7/1/2013	9/30/2013	15,077.81	13,608.49	15,034.27
10/1/2013	12/31/2013	16,625.72	14,966.95	16,574.45
1/2/2014	3/31/2014	16,946.62	16,009.80	16,461.68
4/1/2014	6/30/2014	17,167.92	15,661.85	16,815.58
7/1/2014	9/30/2014	16,915.15	15,297.48	15,994.96
10/1/2014	12/31/2014	17,183.95	14,733.19	16,934.85
1/2/2015	3/31/2015	21,113.55	16,700.00	20,684.63
4/1/2015	6/30/2015	21,623.26	19,520.13	19,622.47
7/1/2015	9/30/2015	21,402.25	18,618.49	19,279.74
10/1/2015	12/31/2015	21,593.38	19,179.45	20,774.62
1/4/2016	3/31/2016	20,495.00	17,594.68	20,397.68
4/1/2016	6/30/2016	20,892.01	18,920.99	19,843.43
7/1/2016	9/30/2016	21,850.11	19,206.60	21,583.98
10/3/2016	12/30/2016	22,188.94	20,367.50	22,188.94
1/3/2017	3/31/2017	23,904.08	22,193.92	23,904.08
4/3/2017	6/30/2017	25,695.74	23,896.60	24,452.30
7/3/2017	8/10/2017*	25,162.38	24,525.94	24,623.20
*	As of the date of this prospectus supplement, available information for the third calendar quarter of 2017 includes data for the period from July 3, 2017 through August 10, 2017. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2017.
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The graph below illustrates the performance of the index from January 3, 2007 through August 10, 2017, based on information from Bloomberg. The dotted line represents the breakeven level of 28,003.97, which is equal to 113.73%, of 24,623.20, which was the closing level on August 10, 2017. Past performance of the index is not indicative of the future performance of the index.

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GENERAL TERMS OF THE WARRANTS

The following is a summary of the general terms of the Warrants. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere herein and in the accompanying prospectus. In this section, references to “holders” mean those who own the Warrants registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Warrants registered in street name or in the Warrants issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Warrants should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Warrants are part of a series that we may issue, from time to time, under the warrant indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Warrants. Terms that apply generally to all Warrants are described in “Description of Warrants We May Offer” in the accompanying prospectus. The terms described herein (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the premium and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Warrants. If you have purchased the Warrants in a market-making transaction after the initial sale, information about the premium and date of sale to you will be provided in a separate confirmation of sale. We describe the terms of the Warrants in more detail below.

Currency

Amounts that become due and payable on your Warrants will be payable in U.S. dollars.

Coupon

We will not pay you interest during the term of the Warrants.

Denominations

The Warrants are unsubordinated, unsecured contractual obligations of UBS, with a premium of $137.30 per Warrant, and a minimum purchase of 73 Warrants (for a total minimum premium of $10,022.90). Purchases in excess of the minimum amount may be made in integrals of one Warrant at a premium of $137.30 per Warrant.

Exercise of Warrants; Worthless Expiration

The Warrants are not exercisable at the option of the holder. The Warrants will be automatically exercised or will expire worthless on the expiration date. The Warrants will:

•	Expire Worthless: If the index ending level is equal to or less than the index starting level; or
•	Automatically be Exercised: If the index ending level is greater than the index starting level.

Payment to Holders of the Warrants — Cash Settlement Amount

The Warrants are call warrants linked to the performance of the index, meaning that the economic return a holder of the Warrants receives is a function of the extent to which the index ending level increases from the index starting level. The Warrants will be automatically exercised or will expire worthless on the expiration date. The cash settlement amount you receive on the cash settlement payment date, if any, will be based on the index ending level relative to the index starting level, as described below:

•	If the index ending level is greater than the index starting level, the Warrants will be automatically exercised and, for each Warrant, UBS will pay the cash settlement amount on the cash settlement payment date, calculated as follows:

Cash Settlement Amount = Notional Amount × Index Return

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•	If the index ending level is equal to or less than the index starting level, the Warrants will not be exercised and will expire worthless on the expiration date.

As a result, you will lose all of your initial investment and will not receive any cash payment upon expiration.

The “premium” or “initial investment” is $137.30 per Warrant representing 13.73% of the notional amount per Warrant.

The “notional amount” is $1,000.00 per Warrant.

The “index return” is the quotient, expressed as a percentage of (i) the index ending level minus the index starting level divided by (ii) the index starting level. Expressed as a formula:

Index Return =	Index Ending Level – Index Starting Level
Index Starting Level

The “index starting level” is equal to 24,623.20, which is the closing level of the index on the trade date, as determined by the calculation agent.

The “index ending level” will equal the closing level of the index on the expiration date, as determined by the calculation agent.

The “trade date” is August 10, 2017.

The “settlement date” is August 15, 2017.

The “averaging dates” will be August 4, 2020, August 5, 2020, August 6, 2020, August 7, 2020 and August 10, 2020, subject to postponement in the event of a market disruption event as described under “General Terms of the Warrants — Market Disruption Event” herein.

The “expiration date” will be August 10, 2020, or if such day is not a trading day, the next following trading day, subject to postponement in the event of a market disruption event as described under “General Terms of the Warrants — Market Disruption Event” herein.

The “cash settlement payment date” will be August 13, 2020 (which is on or around the third business day following the expiration date), or if such day is not a business day, the next following business day, subject to postponement in the event of a market disruption event as described under “General Terms of the Warrants — Market Disruption Event” herein.

Investing in the Warrants involves significant risks. The index return must be greater than 13.73% for you to receive a positive return on your initial investment. If the index return is positive but less than 13.73%, you will lose part of your initial investment in the Warrants. If the index ending level is equal to or less than the index starting level, the Warrants will expire worthless and you will lose all of your initial investment in the Warrants. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless. You may lose some or all of your initial investment.

Any payment on the Warrants, including any repayment of your initial investment, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Warrants and you could lose all of your initial investment.

Closing Level

The “closing level” of the index on any trading day means the (i) closing level of such underlying index, or (ii) if the index is unavailable, any successor index or alternative calculation of the index, in either case as published following the regular official weekday close of the principal trading session of the primary exchange for the index constituent stocks of the index, as determined by the calculation agent.

Averaging Dates and Expiration Date

We currently expect the averaging dates to be August 4, 2020, August 5, 2020, August 6, 2020, August 7, 2020 and August 10, 2020. The final averaging date will be the “expiration date”. Each averaging date and the expiration date

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are subject to postponement upon the occurrence of a market disruption event as discussed herein under “— Market Disruption Event”.

Cash Settlement Payment Date

We currently expect the cash settlement payment date to be August 13, 2020, unless that day is not a business day, in which case the cash settlement payment date will be the next following business day. If the calculation agent postpones the expiration date with respect to the index, as discussed above under “— Averaging Dates and Expiration Date”, the cash settlement payment date will be automatically postponed to maintain the same number of business days between the postponed expiration date and the cash settlement payment date that existed prior to the postponement of the expiration date.

Market Disruption Event

The calculation agent will determine the index ending level based upon the closing level of the index on each averaging date. An averaging date may be postponed (and thus the determination of the index ending level may be postponed) if the calculation agent determines that, on any averaging date, a market disruption event has occurred or is continuing with respect to the index, and such affected averaging date will be postponed to the first succeeding valid date. If the first succeeding valid date has not occurred as of the close of trading on the eighth trading day immediately following the original date that, but for the occurrence of another averaging date or market disruption event, would have been the last averaging date, then (1) that eighth trading day shall be deemed to be the averaging date (irrespective of whether that eighth trading day is already an averaging date), and (2) the calculation agent shall determine the closing level for that affected averaging date on such date. In such an event, the calculation agent will estimate the closing level that would have prevailed in the absence of the market disruption event. The calculation agent may also adjust the cash settlement payment date to ensure the number of business days between the last averaging date and the cash settlement payment date remain the same.

“Valid date” shall mean a trading day on which a market disruption event has not occurred and which is not otherwise scheduled to be an averaging date.

Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the expiration date, if it determines that one or more of the events described below has not and is not likely to materially impair its ability to determine the closing level of the index.

The calculation agent may also postpone the determination of the index starting level of the index on the trade date if it determines that a market disruption event has occurred or is continuing with respect to the index on that date. If the trade date is postponed, the calculation agent may adjust the expiration date and maturity date to ensure that the stated term of the Warrants remains the same.

Any of the following will be a market disruption event with respect to the index related to the Warrants, in each case as determined by the calculation agent:

•	a suspension, absence or material limitation of trading in a material number of index constituent stocks, for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituent stocks;
•	a suspension, absence or material limitation of trading in option or futures contracts relating to the index or to a material number of index constituent stocks in the primary market or markets for those contracts;
•	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituent stocks or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to the index or a material number of index constituent stocks in the primary market or markets for those options or contracts;
•	the index is not published; or
•	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Warrants that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituent stocks and instruments linked to the index generally.
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The following events will not be market disruption events with respect to the index:

•	a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such index or to a material number of index constituent stocks in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
•	a decision to permanently discontinue trading in the option or futures contracts relating to an index, in any index constituent stocks or in any option or futures contracts related to such index constituent stocks.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation.

If the index sponsor discontinues publication of the index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing level of the index, index return, index starting level, index ending level and the cash settlement amount by reference to such successor index.

If the calculation agent determines that the publication of the index is discontinued and that there is no successor index on any date when the level of such index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the index.

If the calculation agent determines that any index constituent stocks or the method of calculating the index have been changed at any time in any respect that causes the level of the index not to fairly represent the level of the index had such changes not been made or that otherwise affects the calculation of the closing levels of the index, index return, index starting level, index ending level or the cash settlement amount, then the calculation agent may make adjustments in this method of calculating the index that it believes are appropriate to ensure that the index return used to determine the cash settlement amount is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituent stocks, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituent stocks, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the index, index return, index starting level, index ending level and the cash settlement amount or otherwise relating to the level of the index will be made by the calculation agent.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Warrants without notice. The calculation agent will make all determinations regarding the cash settlement amount of your Warrants, market disruption events, business days, trading days, averaging dates, the index starting level, the index ending level and the amount payable in respect of your Warrants, in its sole discretion. All determinations of the calculation agent, absent manifest error, will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery pursuant to the Warrants on the cash settlement payment date will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Warrants are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depository.

Business Day

When we refer to a business day with respect to your Warrants, we mean any day that is a business day of the kind described in “Description of Warrants We May Offer — Payment When Offices are Closed” in the accompanying prospectus. Any payment to be made on a day that is not a business day will be made on the next following business day

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without any adjustment to amounts payable, if any.

Trading Day

A “trading day” is a day on which trading is scheduled to be generally conducted on the primary exchange(s) or market(s) on which the securities constituting the index are listed or admitted for trading, as determined by the calculation agent. If the trade date, any averaging date or the expiration date is scheduled on a day that is not a trading day, the affected date will be the next following trading day or valid date, as applicable.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder of the Warrants will be repaid or redelivered to us. After that two-year period, the holder of the Warrants may look only to us for payment of any money or delivery of any warrant property, and not to the trustee, any other paying agent or anyone else.

Booking Branch

The booking branch of UBS AG will be London Branch.

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USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Warrants for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Warrants as described below.

In anticipation of the sale of the Warrants, we or our affiliates expect to enter into hedging transactions involving purchases and sales of securities included in or linked to the index and/or listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on the index constituent stocks or the index prior to on, or after the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently with regard to your Warrants, from time to time, we or our affiliates may:

•	acquire or dispose of long or short positions of index constituent stocks or other securities of issuers of the index constituent stocks;
•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the index or the price of the above instruments;
•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or
•	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Warrants from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Warrants on or before the expiration date. That step may involve sales or purchases of the instruments described above. No holder of the Warrants will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Warrants from time to time and the cash settlement amount for your Warrants. See “Risk Factors” herein for a discussion of these adverse effects.

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SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The following is a general description of certain U.S. federal tax considerations relating to the Warrants. It does not purport to be a complete analysis of all tax considerations relating to the Warrants. Prospective purchasers of the Warrants should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the Warrants and receiving payments of amounts under the Warrants. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date. This discussion replaces the U.S. federal income tax discussion in the accompanying prospectus.

This discussion applies to you only if you acquire Warrants in the offering and you hold your Warrants as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
•	a financial institution or bank,
•	a regulated investment company or a real estate investment trust,
•	a life insurance company,
•	a tax-exempt organization, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Internal Revenue Code of 1986, as amended (the “Code”), respectively,
•	a person that owns Warrants as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or who enters into a constructive sale with respect to the Warrants or a “wash sale” with respect to the Warrants or the index or index constituent stocks, or
•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These legal authorities are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Warrant and you are: (i) a citizen or resident of the U.S., (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Warrants, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Warrants should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Warrants.

In addition, we will not attempt to ascertain whether any entity the stock of which is included in the index would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders upon the taxable disposition (including cash settlement) of the relevant Warrant. You should refer to information filed with the Securities and Exchange Commission or an equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if such entity is or becomes a PFIC.

You should consult your tax advisor regarding the U.S. federal, state and local tax consequences of owning and disposing of Warrants in your particular circumstances.

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Tax Treatment of Warrants

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, based on certain factual representations by us, the Warrants should be treated as pre-paid derivative contracts (including, potentially, as options) for U.S. federal income tax purposes. Pursuant to the terms of the Warrants, you have agreed to treat the Warrants in such manner for U.S. federal income tax purposes. Except as otherwise noted below, the discussion below assumes that the Warrants will be so treated.

Tax Treatment of U.S. Holders

Prior to any sale, exchange, exercise or expiration of your Warrant, subject to the discussion below, you should generally not recognize any taxable income, gain and loss in respect of your Warrants.

Upon a sale, exchange, exercise or expiration of your Warrants, subject to the discussion below, you should recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your Warrants. In general, your tax basis in a Warrant should be equal to the amount you paid to acquire the Warrant. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

However, it is possible that the IRS could assert that any amounts attributable to dividends in the index should be included as current ordinary income over the term of the Warrants and therefore not treated as part of the capital gain or loss determination upon termination of the Warrants.

Possible Alternative Tax Treatments of an Investment in Warrants

Due to the absence of authorities that directly address the proper tax treatment of the Warrants, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Warrants described above. If the IRS were successful in asserting an alternative treatment of the Warrants, the timing and character of income on your Warrants could differ materially from our description herein. For example, the IRS might treat the Warrants as debt instruments issued by us, in which event the taxation of the Warrants would be governed by certain Treasury regulations relating to the taxation of contingent payment debt instruments. In such event, regardless of whether you are an accrual method or cash method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the Warrants at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the Warrants, in each year that you hold the Warrants (even though you will not receive any cash with respect to the Warrants during the term of the Warrants) and any gain recognized at expiration or upon sale or other disposition of the Warrants would generally be treated as ordinary income. Additionally if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS. Alternatively, it is possible that the IRS might assert that the Warrants represent separate pre-paid derivative contracts (including, potentially, options) on the components of the index or an ownership interest in such components, in which case you might be required to recognize gain or loss on any rebalancing of the index.

Other alternative U.S. federal income tax characterizations of the Warrants might also require you to include amounts in income during the term of the Warrants, without regard to how long you held the Warrants. Accordingly, you should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Warrants.

IRS Notice 2008-2

The IRS has announced that it and the Treasury Department are considering whether holders of prepaid forward or certain other financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates. Legislation has also been introduced that, if enacted, could have affected the tax treatment of derivative contracts. Although neither IRS Notice 2008-2 nor proposed legislation would by their terms apply to contracts that are treated as pre-paid derivative contracts (including options) for U.S. income tax purposes, future legislation or IRS guidance could change current law treatment of such pre-paid derivative contracts, perhaps retroactively. In the event that any such treatment is adopted, a U.S. holder may be required to accrue ordinary income over the term of the Warrants.

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Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Warrants, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets

U.S. holders may be subject to reporting obligations with respect to their Warrants if they do not hold their Warrants in an account maintained by a financial institution and the aggregate value of their Warrants and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its Warrants and fails to do so.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Warrants or a sale of the Warrants should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Warrants or a sale of the Warrants to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Warrants.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange or maturity of the Warrants will be subject to information reporting unless you are an “exempt recipient” (such as a U.S. corporation) and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders. This section applies only if you are a non-U.S. holder. For these purposes, you are a non-U.S. holder if you are the beneficial owner of the Warrants and are, for U.S. federal income tax purposes, a non-resident alien individual, a foreign corporation, or an estate or trust that, in either case, is not subject to U.S. federal income tax on a net income basis on income or gain from the Warrants.

If you are not a U.S. holder, subject to Section 871(m) and FATCA (as discussed below), you should generally not be subject to U.S. withholding tax with respect to payments on your Warrants or to generally applicable information reporting and backup withholding requirements upon the sale of your Warrants if you comply with certain certification and identification requirements as to your foreign status (by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8).

In general, gain realized on the sale, exchange, automatic call or retirement of the Warrants by a non-U.S. holder will not be subject to U.S. federal income tax, unless:

➢	the gain with respect to the Warrants is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., or
➢	the non-U.S. holder is a nonresident alien individual who holds the Warrants as a capital asset and is present in the U.S. for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

If the gain realized on the sale, exchange or retirement of the Warrants by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. Holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

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Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018.

Based on our determination that the Warrants are not “delta-one” with respect to the index or any U.S. index constituent stock our counsel is of the opinion that the Warrants should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Warrants. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Warrants could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the index, index constituent stocks or your Warrants, and following such occurrence your Warrants could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Warrants under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of the index, index constituent stocks or the Warrants. A non-U.S. holder that enters, or has entered, into other transactions in respect of the u index, index constituent stocks or the Warrants should consult its tax advisor regarding the application of Section 871(m) of the Code to its Warrants in the context of its other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Warrants, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Warrants.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Warrants through a foreign entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Warrants purchased after the bill was enacted to accrue interest income over the term of the Warrants despite the fact that there will be no interest payments over the entire term of the Warrants. It is not possible to predict whether a similar or identical bill may be enacted in the future, or whether any such bill would affect the tax treatment of your Warrants.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Warrants to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to

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certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Warrants (including possible alternative treatments and the issues presented by the IRS Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including the taxing jurisdiction of the issuers of the index constituent stocks).

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ERISA CONSIDERATIONS

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Warrants by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Warrants by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Warrants. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Warrants, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Warrants is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Warrants will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Warrants on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST); SECONDARY MARKETS (IF ANY)

UBS has agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase from UBS, the aggregate premium amount of the Warrants indicated on the cover hereof. UBS Securities LLC has agreed to resell all of the Warrants to J.P. Morgan Securities LLC and its affiliates (the “Placement Agents”) at a discount from the issue price to the public equal to the underwriting discount that will not exceed $6.50 per $1,000 notional amount of Warrants, but will forgo any fees for sales to certain fiduciary accounts. The Warrants will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. The Placement Agents intend to resell the offered Warrants at the issue price to the public. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Warrants. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Warrants after its initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Warrants against payment for the Warrants on or about the third business day following the trade date.

 Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Warrants within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Warrants, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of FINRA Rule 5121. UBS Securities LLC is not permitted to sell the Warrants in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.

UBS Securities LLC and its affiliates may offer to buy or sell the Warrants in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Warrants at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Warrants immediately after the trade date in the secondary market is expected to exceed UBS internal valuation of the Warrants as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Warrants and may stop making a market at any time.

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